UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2006

VISTA GOLD CORP.
(Exact name of registrant as specified in its charter)

Yukon Territory, Canada	1-9025	Not Applicable
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7961 Shaffer Parkway, Suite 5, Littleton, CO	80127
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (720) 981-1185

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement.

On March 1, 2006 (Australia time), Vista Gold Corp. (the “Company”) entered into agreements with Ferrier Hodgson, the Deed Administrators (“Deed Administrators”) for Pegasus Gold Australia Pty Ltd. (“Pegasus”), the government of the Northern Territory of Australia (“Territory”) and the Jawoyn Association Aboriginal Corporation (“JAAC”) and other parties named therein, subject to regulatory approvals, to purchase the Mt. Todd gold mine (also known as the Yimuyn Manjerr gold mine) in the Northern Territory, Australia.  Under these agreements, the Company is guarantor of the obligations of its subsidiary Vista Gold Australia Pty Ltd. (“Vista Australia” and with the Company, referred to as “Vista Gold” in summaries of agreement terms herein).  As part of the agreements, Vista Gold has agreed to undertake a technical and economic review of the mine and possibly form one or more joint ventures with the JAAC.  The Company anticipates that the transactions contemplated under the agreements will be completed in the next few weeks.

The agreements comprise the following:

(1)  Mining Tenements Transfer Agreement (the “MTTA”) among Vista Australia, the Company and the Deed Administrators, pursuant to which Vista Gold is to pay Pegasus AUD $1,000,000 (approximately U.S. $743,000; this and following U.S. $ amounts based on exchange rates as of February 28, 2006) and receive a transfer of the mineral leases and certain mine assets together with an assignment of all rights of Pegasus to the Mt. Todd property.  A portion of the property is subject to a gross royalty of 5% on minerals produced.

(2)  Agreement (the “Territory Agreement”) among the Territory, Vista Australia and the Company, which is for an initial term of five years commencing January 1, 2006, with an extension of five years at the option of Vista Gold and three additional years possible at the option of the Territory.  During the first year of the term, Vista Gold will undertake a comprehensive technical and environmental review of the project to evaluate current site environmental conditions to result in a program to stabilize environmental conditions and minimize offsite contamination, review the water management plan with recommendations, and produce a technical report for the re-start of operations.  During the term of the agreement, Vista Gold will examine all technical economic and environmental issues, estimate site rehabilitation costs, explore and evaluate the potential of the project, and prepare a technical and economic feasibility study for the potential development of Mt. Todd.

Vista Gold will pay the Territory’s costs of management and operation of the Mt. Todd site up to a maximum of AUD $375,000 (approximately U.S. $278,625) during the first year of the term, and assume site management and pay management and operation costs in following years.  In the agreement, the Territory acknowledges its commitment to rehabilitate the site and that Vista Gold has no rehabilitation obligations for pre-existing conditions until it submits and receives approval of a Mine Management Plan for the resumption of mining operations.  Recognizing the importance placed by the Territory upon local industry participation, Vista Gold has agreed to use, where appropriate, Northern Territory labor and services during the period of the agreement in connection with the Mt. Todd property, and further, when a production decision is reached, to prepare and execute a local Industry Participation Plan.

(3)  Deed of Variation, Adoption and Release:  Jawoyn Agreements (the “JAAC Agreement”), among the JAAC, the Territory, Pegasus, Barnjarn Aboriginal Corporation, Vista Australia, the Company and three controller-appointed entities as named therein.  Under this agreement, the controller-appointed entities are to transfer to Vista Gold their interest in certain agreements with the JAAC, the Territory and Barnjarn Aboriginal Corporation (an affiliate of JAAC) with respect to lands including the mineral leases to be acquired by Vista Gold pursuant to the MTTA.  This agreement calls for the Company to issue its common shares with a value of CAD $1.0 million (amounting to 177,053 common shares) as consideration for the JAAC entering into the agreement and for rent for the use of the surface overlying the mineral leases during the period from the effective date until a decision is reached to begin production.  Vista Gold will also pay the JAAC AUD $5,000 (approximately U.S. $3,715) per month in return for consulting with respect to Aboriginal, cultural and heritage issues.  The JAAC will provide Vista with an office in Katherine (a regional center of population 11,000 approximately 50 kilometers from the mine site) and with secretarial services for a minimum of AUD $2,000 (approximately U.S. $1,486) per month.

If the Mt. Todd project proves feasible for economic development of the mineral leases including a fully funded site reclamation bond, Vista Gold will establish a technical oversight committee with representatives of the Territory and the JAAC.  Additionally, Vista Gold will offer the JAAC the opportunity for joint venture participation in the operation on a 90% Vista / 10% JAAC basis.  For rent of the surface during production, Vista Gold (or the joint venture if formed) will pay the JAAC an annual amount equal to 1% of the annual value of production with an annual minimum of AUD $50,000 (approximately U.S. $37,150).  As part of the agreement, Vista Gold will endeavor to use services and labor provided by the JAAC when feasible.  Vista Gold and the JAAC may form a 50/50 exploration joint venture to explore JAAC lands outside the mineral leases.

The Company has agreed to pay U.S. $100,000 to Prime Corporate Finance Pty Limited as a finder’s fee in connection with the above transactions.

The preceding descriptions of the terms of the MTTA, the Territory Agreement and the JAAC Agreement are qualified in their entirety by reference to the forms of these documents, copies of which have been filed herewith as Exhibits 10.1, 10.2 and 10.3, respectively and each of which is incorporated herein by reference.

On February 28, 2006, the Company issued a press release reporting the signing of the above agreements.  The press release is furnished as Exhibit 99.1 and is attached hereto.

Item 3.02                                             Unregistered Sales of Equity Securities.

The disclosures included in Item 1.01 are incorporated into this Item 3.02 by reference.

The issuance of common shares (pursuant to the JAAC Agreement) to the JAAC, an accredited investor as defined under the Securities Act of 1933 (the “Act”) is exempt from the registration requirements of the Act pursuant to Section 4(2) thereof as a transaction by an issuer not involving a public offering.

Item 9.01               Financial Statements and Exhibits.

(c)  Exhibits.

Exhibit 10.1

Mining Tenements Transfer Agreement, dated March 1, 2006, among Pegasus Gold Australia Pty Ltd. (under charges of Ferrier Hodgson as Deed Administrators), Vista Gold Australia Pty Ltd. and Vista Gold Corp.

Exhibit 10.2	Agreement, dated March 1, 2006, among the Northern Territory of Australia, Vista Gold Australia Pty Ltd. and Vista Gold Corp.

Exhibit 10.3

Deed of Variation, Adoption and Release: Jawoyn Agreements, dated March 1, 2006, among the Northern Territory of Australia, Yimuyn Manjerr (Investments) Pty Ltd. (Controller Appointed), Yilgarn Gold Limited (Controller Appointed), Vallance Holdings Pty Ltd. (Controller Appointed), Pegasus Gold Australia Pty Ltd., Jawoyn Association Aboriginal Corporation, Barnjarn Aboriginal Corporation, Vista Gold Australia Pty Ltd. and Vista Gold Corp.

Exhibit 99.1	Press Release of Vista Gold Corp. dated February 28, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VISTA GOLD CORP.

By:	/s/ Gregory G. Marlier
Gregory G. Marlier
Chief Financial Officer

Date: March 3, 2006